Exhibit 99.1

Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fourth Quarter and Full Year Fiscal 2015 Financial Results

Fiscal Year 2015 Total Revenue of $787.9 Million, Up 68% Year Over Year; Q4 Total Revenue of
$226.3 Million, Up 59% Year Over Year

Fiscal Year 2015 Subscription Revenue of $613.3 Million, Up 73% Year Over Year; Q4 Subscription Revenue of
$181.9 Million, Up 64% Year Over Year

Operating Cash Flows of $102.0 Million for the Year

PLEASANTON, CALIF. — Feb. 25, 2015 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced financial results for the fourth quarter and full fiscal year ended January 31, 2015.

Fiscal Fourth Quarter Results:

•	Total revenues were $226.3 million, an increase of 59% from the fourth quarter of fiscal 2014. Subscription revenues were $181.9 million, an increase of 64% from the same period last year.

•
Operating loss was $50.4 million, or negative 22.3% of revenues, compared to an operating loss of $48.0 million, or negative 33.8% of revenues, in the same period last year. Non-GAAP operating loss for the fourth quarter was $8.6 million, or negative 3.8% of revenues, compared to a non-GAAP operating loss of $21.0 million last year, or negative 14.8% of revenues.[1]

•
Net loss per basic and diluted share was $0.32 in the fourth quarters of fiscal 2015 and 2014. The non-GAAP net loss per basic and diluted share was $0.06, compared to a non-GAAP net loss per basic and diluted share of $0.13 during the same period last year.[1]

•	Operating cash flows were $48.3 million and free cash flows were $10.6 million.[2]

Fiscal Year 2015 Results:

•	Total revenues were $787.9 million, an increase of 68% from fiscal 2014. Subscription revenues were $613.3 million, an increase of 73% from the same period last year.

•
Operating loss was $215.7 million, or negative 27.4% of total revenues, compared to an operating loss of $153.3 million, or negative 32.7% of total revenues, last year. Non-GAAP operating loss was $53.2 million, or negative 6.7% of total revenues, compared to a non-GAAP operating loss of $87.0 million, or negative 18.6% of total revenues, last year.[1]

•
Net loss per basic and diluted share was $1.35, compared to a net loss per basic and diluted share of $1.01 in fiscal 2014. The non-GAAP net loss per basic and diluted share was $0.33, compared to a non-GAAP net loss per basic and diluted share of $0.54 last year.[1]

•	Operating cash flows were $102.0 million and free cash flows were a negative $1.6 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of January 31, 2015. Total unearned revenue was $632.7 million, a 53% increase from last year.

“The fourth quarter ended another very successful year for Workday, which was marked by strong customer growth and product innovation,” said Aneel Bhusri, co-founder and CEO, Workday. “We increased customer adoption across our entire suite of applications, announced the next wave of analytics capabilities with Workday Insight Applications, and grew our presence in Germany and Japan – all while delivering our third consecutive year of 97% customer satisfaction. In the year ahead, we will focus on strategic initiatives including continued investment in our financial management product, growth of our presence in the education and government industries, and expansion of the business globally.”

“Workday finished an outstanding fiscal 2015 with a great fourth quarter,” said Mark Peek, chief financial officer, Workday. “Total revenues for the year increased 68% to $788 million and we generated $102 million in operating cash flows. Looking ahead to our fiscal 2016, first quarter revenues are expected to be in the range of $242 to $245 million, or growth of 51% to 53% compared to the prior year period. Total revenues for the year are anticipated to be in the range of $1.115 and $1.140 billion, or growth of 42% to 45%.”

Recent Highlights

•
Workday continued business momentum in Europe and unveiled its plans to provide German customers with a modern cloud alternative to legacy enterprise software. Workday now has seven offices across Europe with more than 170 customers using Workday in Germany today.

•
Workday announced an expanded presence in Japan to address the growing customer demand for cloud-based enterprise applications. Japan is one of four major markets for Workday in the Asia Pacific region, and the company today supports well-known global companies headquartered in Japan, including Nissan, Sony and Fast Retailing.

•
Workday has appointed former PeopleSoft Co-President Phil Wilmington as worldwide head of the company’s sales organization, responsible for driving customer adoption and building global teams. Phil will report to Workday President and Chief Operating Officer Mike Stankey.

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2015 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1 Non-GAAP operating loss and net loss per share for the fiscal fourth quarters and full years of 2014 and 2015 exclude share-based compensation, employer payroll tax-related items on employee stock transactions and debt discount and issuance costs associated with convertible notes, and, for the fiscal fourth quarter and full year of 2015, also include amortization expense for acquisition-related intangibles. See the section titled “About Non-GAAP Financial Measures” following the accompanying financial tables for further details.
2 Free cash flows are defined as operating cash flows minus capital expenditures, assets acquired under a capital lease and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” following the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section following the accompanying financial tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2016 revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2014 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2015. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2015	2014(1)
Assets
Current assets:
Cash and cash equivalents	$298,192	$581,326
Marketable securities	1,559,517	1,305,253
Accounts receivable, net	188,357	92,184
Deferred costs	20,471	16,446
Prepaid expenses and other current assets	42,502	28,449
Total current assets	2,109,039	2,023,658
Property and equipment, net	140,136	77,664
Deferred costs, noncurrent	20,998	20,797
Goodwill and acquisition-related intangible assets, net	34,779	8,488
Other assets	53,681	45,658
Total assets	$2,358,633	$2,176,265
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,623	$6,212
Accrued expenses and other current liabilities	24,132	17,999
Accrued compensation	56,152	55,620
Capital leases	3,207	9,377
Unearned revenue	547,151	332,682
Total current liabilities	641,265	421,890
Convertible senior notes, net	490,501	468,412
Capital leases, noncurrent	-	3,589
Unearned revenue, noncurrent	85,593	80,883
Other liabilities	15,299	14,274
Total liabilities	1,232,658	989,048
Stockholders’ equity:
Common stock	186	181
Additional paid-in capital	1,948,300	1,761,156
Accumulated other comprehensive income (loss)	(140)	269
Accumulated deficit	(822,371)	(574,389)
Total stockholders’ equity	1,125,975	1,187,217
Total liabilities and stockholders’ equity	$2,358,633	$2,176,265

(1) Amounts as of January 31, 2014 were derived from the January 31, 2014 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$181,866	$110,715	$613,328	$354,169
Professional services	44,407	31,151	174,532	114,769
Total revenues	226,273	141,866	787,860	468,938
Costs and expenses(1):
Costs of subscription services	29,218	19,862	102,476	69,195
Costs of professional services	40,737	30,904	162,327	107,615
Product development	88,963	55,317	316,868	182,116
Sales and marketing	88,469	60,808	315,840	197,373
General and administrative	29,270	22,951	106,051	65,921
Total costs and expenses	276,657	189,842	1,003,562	622,220
Operating loss	(50,384)	(47,976)	(215,702)	(153,282)
Other expense, net	(8,271)	(6,921)	(30,270)	(17,549)
Loss before provision for income taxes	(58,655)	(54,897)	(245,972)	(170,831)
Provision for income taxes	811	1,085	2,010	1,678
Net loss	$(59,466)	$(55,982)	$(247,982)	$(172,509)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.32)	$(1.35)	$(1.01)
Weighted-average shares used to compute net loss per share attributable to common stockholders	185,696	175,194	183,702	171,297

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$1,431	$962	$6,053	$2,408
Costs of professional services	2,959	1,983	12,890	4,818
Product development	17,142	9,240	63,938	21,644
Sales and marketing	7,068	4,700	29,875	12,131
General and administrative	10,784	8,084	43,292	20,850

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(59,466)	$(55,982)	$(247,982)	$(172,509)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	16,526	10,714	59,205	34,695
Share-based compensation expenses	39,384	24,969	156,048	61,851
Amortization of deferred costs	5,175	3,770	19,288	12,219
Amortization of debt discount and issuance costs	6,166	5,841	24,171	14,395
Other	269	422	2,924	678
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(69,824)	(5,363)	(96,876)	(25,037)
Deferred costs	(9,278)	(8,622)	(23,514)	(21,071)
Prepaid expenses and other assets	(7,011)	(13,082)	(15,524)	(25,876)
Accounts payable	(483)	(2,016)	1,120	3,547
Accrued expense and other liabilities	2,204	12,346	3,964	35,066
Unearned revenue	124,613	61,796	219,179	128,305
Net cash provided by (used in) operating activities	48,275	34,793	102,003	46,263
Cash flows from investing activities
Purchases of marketable securities	(247,436)	(357,752)	(1,737,840)	(1,587,240)
Maturities of marketable securities	282,998	150,135	1,419,454	983,242
Sales of available-for-sale securities	45,044	-	53,182	-
Business combination, net of cash acquired	-	-	(26,317)	-
Purchases of property and equipment	(37,665)	(12,341)	(103,646)	(60,725)
Purchase of cost method investment	-	(2,000)	(10,000)	(2,000)
Purchase of other intangible assets	-	(15,000)	-	(15,000)
Other	-	(1,000)	1,000	(910)
Net cash provided by (used in) investing activities	42,941	(237,958)	(404,167)	(682,633)
Cash flows from financing activities
Proceeds from follow-on offering, net of issuance costs	-	592,241	-	592,241
Proceeds from borrowings on convertible senior notes, net of issuance costs	-	-	-	584,291
Proceeds from issuance of warrants	-	-	-	92,708
Purchase of convertible senior notes hedges	-	-	-	(143,729)
Proceeds from issuance of common stock from employee equity plans	15,459	14,380	36,239	23,692
Principal payments on capital lease obligations	(1,474)	(2,624)	(9,759)	(12,129)
Shares repurchased for tax withholdings on vesting of restricted stock	-	-	(8,291)	-
Other	1,115	(2,948)	1,266	(3,464)
Net cash provided by (used in) financing activities	15,100	601,049	19,455	1,133,610
Effect of exchange rate changes	(266)	(18)	(425)	(72)
Net increase (decrease) in cash and cash equivalents	106,050	397,866	(283,134)	497,168
Cash and cash equivalents at the beginning of period	192,142	183,460	581,326	84,158
Cash and cash equivalents at the end of period	$298,192	$581,326	$298,192	$581,326

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2015
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$29,218	$(1,431)	$(103)	$ -	$27,684
Costs of professional services	40,737	(2,959)	(247)	-	37,531
Product development	88,963	(17,142)	(1,123)	-	70,698
Sales and marketing	88,469	(7,068)	(424)	-	80,977
General and administrative	29,270	(10,784)	(514)	-	17,972
Operating loss	(50,384)	39,384	2,411	-	(8,589)
Operating margin	-22.3%	17.4%	1.1%	-	-3.8%
Other expense, net	(8,271)	-	-	6,166	(2,105)
Loss before provision for income taxes	(58,655)	39,384	2,411	6,166	(10,694)
Provision for income taxes	811	-	-	-	811
Net loss	$(59,466)	$39,384	$2,411	$6,166	$(11,505)
Net loss per share, basic and diluted (1)	$(0.32)	$0.21	$0.01	$0.04	$(0.06)

(1)	Calculated based upon 185,696 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangibles.
Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$19,862	$(962)	$(9)	$ -	$18,891
Costs of professional services	30,904	(1,983)	(145)	-	28,776
Product development	55,317	(9,240)	(604)	-	45,473
Sales and marketing	60,808	(4,700)	(413)	-	55,695
General and administrative	22,951	(8,084)	(885)	-	13,982
Operating loss	(47,976)	24,969	2,056	-	(20,951)
Operating margin	-33.8%	17.6%	1.4%	-	-14.8%
Other expense, net	(6,921)	-	-	5,841	(1,080)
Loss before provision for income taxes	(54,897)	24,969	2,056	5,841	(22,031)
Provision for income taxes	1,085	-	-	-	1,085
Net loss	$(55,982)	$24,969	$2,056	$5,841	$(23,116)
Net loss per share, basic and diluted (1)	$(0.32)	$0.14	$0.01	$0.04	$(0.13)

(1)	Calculated based upon 175,194 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll tax-related items on employee stock transactions.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2015
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$102,476	$(6,053)	$(204)	$ -	$96,219
Costs of professional services	162,327	(12,890)	(451)	-	148,986
Product development	316,868	(63,938)	(3,221)	-	249,709
Sales and marketing	315,840	(29,875)	(1,420)	-	284,545
General and administrative	106,051	(43,292)	(1,202)	-	61,557
Operating loss	(215,702)	156,048	6,498	-	(53,156)
Operating margin	-27.4%	19.8%	0.9%	-	-6.7%
Other expense, net	(30,270)	-	-	24,171	(6,099)
Loss before provision for income taxes	(245,972)	156,048	6,498	24,171	(59,255)
Provision for income taxes	2,010	-	-	-	2,010
Net loss	$(247,982)	$156,048	$6,498	$24,171	$(61,265)
Net loss per share, basic and diluted (1)	$(1.35)	$0.85	$0.04	$0.13	$(0.33)

(1)	Calculated based upon 183,702 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangibles.
Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$69,195	$(2,408)	$(17)	$ -	$66,770
Costs of professional services	107,615	(4,818)	(656)	-	102,141
Product development	182,116	(21,644)	(1,544)	-	158,928
Sales and marketing	197,373	(12,131)	(883)	-	184,359
General and administrative	65,921	(20,850)	(1,298)	-	43,773
Operating loss	(153,282)	61,851	4,398	-	(87,033)
Operating margin	-32.7%	13.2%	0.9%	-	-18.6%
Other expense, net	(17,549)	-	-	14,395	(3,154)
Loss before provision for income taxes	(170,831)	61,851	4,398	14,395	(90,187)
Provision for income taxes	1,678	-	-	-	1,678
Net loss	$(172,509)	$61,851	$4,398	$14,395	$(91,865)
Net loss per share, basic and diluted (1)	$(1.01)	$0.36	$0.03	$0.08	$(0.54)

(1)	Calculated based upon 171,297 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll tax-related items on employee stock transactions.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$48,275	$34,793	$102,003	$46,263
Capital expenditures	(37,665)	(12,341)	(103,646)	(60,725)
Property and equipment acquired under capital lease	-	-	-	(115)
Purchase of other intangible assets	-	(15,000)	-	(15,000)
Free cash flows	$10,610	$7,452	$(1,643)	$(29,577)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures, assets acquired under a capital lease and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted share awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and the Employee Stock Purchase Plan, which is an element of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses included employer payroll tax-related items on employee stock transactions for the three months and year ended January 31, 2015 and 2014 and amortization of acquisition-related intangible assets for the three months and year ended January 31, 2015. The amount of employer payroll tax-related items on share-based compensation is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
The use of non-GAAP operating loss and net loss per share has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.